EXHIBIT 99.1

For Immediate Release
October 5, 2022

NW Natural Water Closes Acquisition of Far West’s Water and Wastewater Utilities

PORTLAND, Ore., Oct. 5, 2022 – NW Natural Water Company, LLC (NW Natural Water), a wholly-owned subsidiary of Northwest Natural Holding Company (NYSE:NWN) (NW Natural Holdings), has completed the acquisition of the water and wastewater utilities of Far West Water & Sewer, Inc. Located in Yuma, Arizona, these utilities serve approximately 25,000 connections in the Foothills area and employ approximately 40 people. Going forward the utilities will be doing business as Foothills Utilities.

“We’re pleased to close this acquisition and begin serving customers in our fifth state,” said Justin Palfreyman, NW Natural Water’s president. “As we build a leading water and wastewater utility, we are excited to enter the Arizona market and add Foothills Utilities to our water family.”

“NW Natural Water is a strong water operator that we know will be able to help us provide our customers with outstanding service and meet the needs of our growing community,” added Andrew Capestro, general manager for Far West.

“With this acquisition we believe our strong foundation of superior customer service, environmental stewardship and constructive regulatory engagement will be beneficial to the customers and communities Foothills Utilities serves,” said David H. Anderson, NW Natural Holdings’ president and CEO. “We look forward to welcoming Foothills Utilities and bringing greater scale to our water and wastewater business.”

NW Natural Water provides water and wastewater services to approximately 150,000 people through over 60,000 connections. Its operations span the Pacific Northwest, Texas and Arizona and represent approximately $250 million of cumulative investment in the water sector.

About NW Natural Holdings

Northwest Natural Holding Company, (NYSE: NWN) (NW Natural Holdings), is headquartered in Portland, Oregon and has been doing business for over 160 years in the Pacific Northwest. It owns NW Natural Gas Company (NW Natural), NW Natural Water Company (NW Natural Water), NW Natural Renewables Holdings (NW Natural Renewables) and other business interests. We have a longstanding commitment to safety, environmental stewardship and the energy transition, and taking care of our employees and communities. Learn more in our latest ESG Report.

NW Natural is a local distribution company that currently provides natural gas service to approximately 2.5 million people in more than 140 communities through more than 790,000 meters in Oregon and Southwest Washington with one of the most modern pipeline systems in the nation. NW Natural consistently leads the industry with high J.D. Power & Associates customer satisfaction scores. NW Natural owns and operates 21 Bcf of underground gas storage capacity in Oregon.

NW Natural Water provides water distribution and wastewater services to communities throughout the Pacific Northwest and Texas. Once all pending acquisitions close, NW Natural Water will serve approximately 151,000 people through about 61,000 connections. Learn more about our water business at nwnaturalwater.com.

Additional information is available at nwnaturalholdings.com.

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Investor Contact: Nikki Sparley, 503-721-2530, nikki.sparley@nwnatural.com
Media Contact: David Roy, 503-610-7157, david.roy@nwnatural.com

FORWARD LOOKING STATEMENTS

This report, and other presentations made by NW Natural Holdings from time to time, may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects," “will” and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements regarding the following: plans, objectives, goals, strategies, assumptions, estimates, expectations, expenses, future events, investments, expertise, reputation, customer and business growth and development, the water and wastewater utility strategy and the related pending acquisitions, acquisition integration, the likelihood, timing, circumstances and success associated with any transaction, financial results, accretion or financial projections, cumulative investments, strategic fit, revenues and earnings, performance, and other statements that are other than statements of historical facts.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are discussed by reference to the factors described in Part I, Item 1A "Risk Factors," and Part II, Item 7 and Item 7A "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosure about Market Risk" in NW Natural Holdings’ most recent Annual Report on Form 10-K, as updated by subsequent filed reports, and in Part I, Items 2 and 3 "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk," and Part II, Item 1A, "Risk Factors," in such company's quarterly reports filed thereafter.

All forward-looking statements made in this report and all subsequent forward-looking statements, whether written or oral and whether made by or on behalf of NW Natural Holdings, are expressly qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

New factors emerge from time to time and it is not possible for the company to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.